Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the annual report of ORIX KABUSHIKI KAISHA on Form 20-F for the year ended March 31, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Yoshihiko Miyauchi, the Chief Executive Officer, Yasuhiko Fujiki, the Chief Operating Officer, Shunsuke Takeda, the Chief Financial Officer, and Tadao Tsuya, the Executive Officer of ORIX KABUSHIKI KAISHA, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ORIX KABUSHIKI KAISHA.

Date: July 24, 2006

By:	/s/ YOSHIHIKO MIYAUCHI
Name:	Yoshihiko Miyauchi
Title:	Chief Executive Officer

By:	/s/ YASUHIKO FUJIKI
Name:	Yasuhiko Fujiki
Title:	Chief Operating Officer

By:	/s/ SHUNSUKE TAKEDA
Name:	Shunsuke Takeda
Title:	Chief Financial Officer

By:	/s/ TADAO TSUYA
Name:	Tadao Tsuya
Title:	Executive Officer